UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 25, 2013

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01       Financial Statements and Exhibits

Signatures

Exhibit Index

Ex-99.1	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 25, 2013, OrPower 4, Inc. (“OrPower 4), an indirect wholly-owned subsidiary of Ormat Technologies, Inc. (“the Company”), borrowed an aggregate principal amount of $45,000,000 under Tranche III of its previously reported Finance Agreement dated as of August 23, 2012, as amended (the “OPIC Finance Agreement”), with the Overseas Private Investment Corporation (“OPIC”). In connection with that borrowing, OrPower 4 executed a promissory note (the “Tranche III Note”) in the amount of $45,000,000 in favor of OPIC.

The interest rate on the Tranche III Note is fixed at 6.12%. The proceeds of the Tranche III Note will be used to complete the final phase of construction at the Olkaria III geothermal power complex in Naivasha, Kenya. The final maturity of the Tranche III Note is approximately 17 years.

Certain other terms and conditions related to the borrowings under the OPIC Finance Agreement are described in the Current Reports on Form 8-K of the Company filed August 28, 2012 and November 9, 2012, each of which is incorporated by reference in this Item 2.03.

A copy of the Company's press release announcing the Tranche III disbursement under the OPIC Finance Agreement described above is furnished as Exhibit 99.1 and is incorporated by reference into this report.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of the Registrant dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date: November 26, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of the Company dated November 25, 2013

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